Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS’

We consent to the incorporation by reference into the Registration Statements of Manitex International, Inc. on Form S-3 (No. 333-191881), Form S-3 (No. 333-202103) and Form S-8 (No. 333-126978) of our report dated February 27, 2015, on our audit of the financial statements of TEREX A.S.V. as of and for the year ended December 31, 2013, included in this Current Report on Form 8-K/A.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois

February 27, 2015